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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT ENGINEER


     As an independent engineering consultant, I hereby consent to the use of my reports and data extracted therefrom (and all references to me and my Firm) incorporated by reference in or otherwise made a part of this Amendment No. 2 to Registration Statement on Form S-3 relating to the registration of 3,000,000 shares of the Common Stock, $0.10 par value, of Costilla Energy, Inc. to be filed with the Securities and Exchange Commission on or about February 10, 1999.


                                            W. SCOTT EPLEY, P.E.

Midland, Texas

February 10, 1999